UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 15, 2016

ZEBRA TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19406	36-2675536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Overlook Point, Lincolnshire, Illinois		60069
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 847-634-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective August 15, 2016, the Board of Directors appointed Colleen O’Sullivan as the Chief Accounting Officer (“CAO”) for Zebra Technologies Corporation. Michael Smiley, Zebra’s Principal Financial Officer, has served in an interim capacity as Zebra’s Principal Accounting Officer since April 6, 2016.

Ms. O’Sullivan, 49, most recently served as Senior Vice President and Chief Financial Officer at Career Education Corporation. In addition to that position at Career Education Corporation, she held the positions of Senior Vice President, Controller and Chief Accounting Officer, and Vice President and Controller. Previously, she held various finance and accounting positions at Hewitt Associates and Sears Holdings Corporation. Earlier in her career, she held various roles in the audit practice at Arthur Andersen. Ms. O’Sullivan received a Bachelor of Science from the University of Illinois and is a certified public accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEBRA TECHNOLOGIES CORPORATION

Date: August 19, 2016	By:	/s/ Jim L. Kaput
Jim Kaput
Senior Vice President and General Counsel